                                                                EXHIBIT 10.43


                             MASTER LEASE AGREEMENT

         This Master Lease Agreement ("Master Agreement"), dated as of September 29, 1999, and referred to as Lease Number 0099026, is entered into by and between Silicon Valley Bank ("Lessor"), with its principal place of business at 3003 Tasman Drive, NC 400, Santa Clara, CA 95054 and Breakaway Solutions Inc., a Delaware corporation ("Lessee"), with its principal place of business at 50 Rowes Wharf, 6th Floor, Boston, MA 02110. As used herein, all terms shall have the meanings set forth below.

         "Acceptance Certificate" means the form of certificate provided by Lessor to evidence Lessee's acceptance of the Equipment.

         "Acceptance Date" the date the Lessee signs and delivers to Lessor the Acceptance Certificate.

         "Applicable Term" the Initial Term and any renewal or extension thereof.

         "Assignee" means any party to whom Lessor assigns Lessor's rights to any Lease.

         "Casualty" means any event upon which any Equipment is condemned, taken, lost destroyed, stolen or damaged beyond repair.

         "Claims" means any and all claims, actions, suits, proceedings, costs, expenses (including court costs and reasonable attorneys' fees), damages, obligations, penalties, injuries and liabilities, including actions based on Lessor's strict liability in tort.

         "Commitment Amount" means the aggregate Schedule Commitment Amounts up to a maximum of $4,000,000 in the aggregate.

         "Contingent Obligation' means, as applied to Lessee, any direct or indirect liability, contingent or otherwise, of Lessee with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by Lessee, or in respect of which Lessee is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of Lessee; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect Lessee against fluctuation in interest rates, currency exchange rates or commodity prices; provided that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Lessee in good faith; provided that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

         "Credit Extension" means each Lease, each loan under the Loan Documents, and any other extension of credit by Lessor for the benefit of Lessee.

         "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Lessee and its subsidiaries as at such date.

         "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Lessee and its subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Lessee or any subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

         "Cut-off Date" means December 30, 1999.

         "Default" means any of the events of default described in Section 16 of this Master Agreement.

         "Equipment" means the items of equipment leased under each Schedule. For the purpose of this Master Agreement, Equipment shall mean both hardware and software.

         "Equipment Location" means the location of the Equipment specified in each Schedule.

         "First Payment Date" has the meaning set forth in the applicable Schedule.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Imposition" means each license fee, assessment, and sales, use, property, excise and other tax.

         "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

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         "Interim Rent" has the meaning, if any, set forth in Section 5 of the
Schedule.

         "Initial Term" means the total monthly, quarterly or other term of each Lease, as specified in the Schedule.

         "Lease" means each Schedule.

         "License" means collectively, if the Equipment includes any software, a license identical to that held by Lessee relating to the use of any software, technical information, confidential business information and other documentation.

         "Loan Documents" means that certain Loan and Security Agreement, dated on or about the date hereof, between Lessor, as lender, and Lessee, as borrower, together with all related agreements, instruments and documents and all amendments and modifications thereto.

         "Material Agreement" means collectively this Master Agreement, any Lease, any Transaction Document, and Loan Document or any other agreement between Lessee and Lessor, or any material agreement between Lessee and any third party, specifically including, without limitation, any agreement or agreements between Lessee and any third party which in the aggregate give the third party the right, whether or not exercised, to accelerate any Indebtedness exceeding $100,000.

         "Original" means the single counterpart of the Schedule, including Rider 1 attached thereto and incorporated therein by reference, marked "Original."

         "Purchase Documents" means collectively any purchase order, contract or other documents Lessee has approved or entered into with the applicable Supplier.

         "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Lessee determined in accordance with GAAP.

         "Rent" means the amounts payable by Lessee to Lessor for the Equipment.

         "Rider 1" means the rider marked "Rider 1" which is attached to and incorporated within each Schedule.

         "Schedule" means each schedule containing the specific terms of each individual lease.

         "Schedule Commitment Amount" means, with respect to a Schedule, the amount identified as such in the Schedule.

         "Stipulated Loss Value" means the stipulated loss value of the Equipment as specified in Rider 1 to the Schedule.

         "Subordinated Debt" means any debt incurred by Lessee that is subordinated to the debt owing by Lessee to Lessor on terms acceptable to Lessor (and identified as being such by Lessee and Lessor).

         "Supplier" means the seller of the applicable Equipment.

         "Total Cost" means the Equipment acquisition cost including such shipping, delivery, installation and other charges as Lessor shall have approved set forth in Section 3 of the Schedule, as adjusted pursuant to Section 6 of this Master Agreement.

         "Tax Benefits" means collectively certain deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, as amended, including without limitation, accelerated depreciation and interest deductions to which Lessor may be entitled.

         "Transaction Documents" means collectively this Master Agreement, all Leases and all other related instruments or documents executed and/or delivered hereunder or in connection herewith.

              1.        LEASE OF EQUIPMENT. This Master Agreement sets forth the
                   general terms and conditions which apply to the lease of equipment from Lessor to Lessee. The specific terms of each individual lease are set forth in a separate Schedule, including the Equipment leased under the applicable Schedule. Each Schedule constitutes a separate and distinct Lease, enforceable according to its terms. In the event of any conflict between the terms of this Master Agreement and any related Schedule, the provisions of the applicable Schedule shall govern. The parties agree that each Schedule incorporates this Master Agreement by reference by listing the lease number (as specified above) on the Schedule. A Lease shall not become effective until accepted by Lessor. Lessee may present proposed Equipment to Lessor for lease pursuant hereto and under a Schedule, for a term with respect to each Schedule of 36 months, with no more than one Schedule per month entered into between Lessor and Lessee, for Equipment as set forth in the Schedule in an amount equal to the Schedule Commitment Amount, such Schedules to be entered into between Lessor and Lessee from the date hereof up to the Cut-Off Date and in an amount of the aggregate Schedule Commitment Amounts not to exceed the Commitment Amount.

              2.        TERM. This Master Agreement shall commence upon the
                   execution hereof by both parties, and shall continue until the full performance of all terms hereunder. Initial Term shall be as specified in each Schedule. The Applicable Term shall be automatically extended for successive one-month periods unless either party gives the other party sixty days' prior written notice that it intends to terminate the Lease at the end of the Applicable Term.

              3.        ACCEPTANCE. The Equipment is unconditionally accepted
                   under the Lease on the Acceptance Date. Lessee shall accept the Equipment as soon as it is delivered or, if acceptance requirements are specified in the applicable Purchase Documents, as soon as such requirements are met. Upon the execution of the Acceptance Certificate, Lessee shall promptly deliver it to Lessor.

              4.        RENT; NON-CANCELABLE NET LEASE. As Rent for the
                   Equipment, Lessee agrees to pay the amounts specified in the Schedule, which rent amounts shall be calculated, with respect to each Schedule, using a rent factor equal to the rate on U.S. Treasury securities of a comparable term plus two and one-half percentage points (250 basis points). Lessee acknowledges and agrees that all Leases hereunder are non-cancelable net Leases, and Lessee agrees that its obligation to pay Rent and all other amounts when due is unconditional. Lessee is not entitled to abate or reduce rent or any other amounts due, or to set off any charges against those amounts. Lessee is not entitled to claim or assert any recoupments, cross-claims, counterclaims or any other defenses to any rent payments or other amounts due hereunder, whether those defenses arise out of claims by Lessee against Lessor, Supplier, this Master Agreement, any Schedule or otherwise. If the Equipment is not properly installed, does not operate as represented or warranted by Supplier or is unsatisfactory for any reason whatsoever, Lessee shall make any claim or account thereof solely against Supplier and shall nevertheless pay all sums payable under any Lease. Lessee hereby waives any such claims against Lessor and any Assignee.

              5.        ASSIGNMENT OF PURCHASE DOCUMENTS. Lessee assigns to
                   Lessor all of Lessee's right, title and interest in and to the Equipment described in the Purchase Documents and in the Schedule. This assignment is an assignment of rights only, and Lessee shall remain liable for all obligations under the Purchase Documents, except that Lessor shall pay for the Equipment within 30 days of the Acceptance Date or as otherwise agreed by Lessor in writing. If Lessee has not entered into Purchase Documents for such Equipment, Lessee authorizes Lessor to act as Lessee's agent to execute such Purchase Documents. Lessee also represents and warrants that it has received and approved a copy of the Purchase Documents, or has been advised by Lessor of (a) the name of the Supplier of the Equipment, (b) that Lessee may have rights under such Supplier's Purchase Documents, and (c) that Lessee may contact the Supplier for information on such rights. In addition, Lessee shall deliver to Lessor a document acceptable to Lessor whereby Supplier acknowledges and provides any consent required by Lessor or otherwise necessary to such assignment. If the Equipment includes any software, Supplier shall agree in such acknowledgment and consent that upon the return of the Equipment to Lessor the Supplier will either grant Lessor a License and permit Lessor to assign such License to any subsequent end-user of the Equipment, or grant any such subsequent end-user such a License, but at no additional charge other than any regularly scheduled fee or charge otherwise payable by Lessee; provided that Lessee shall at all times remain liable to Supplier as the licensee under its license, and Lessor shall not have any obligation thereunder unless and until such license is provided to Lessor in accordance with these provisions. Lessor shall have no obligation or liability with respect to Lessee's, or any subsequent third-party licensee's, compliance under the applicable license. In addition, with respect to any such software, Supplier shall agree that it will not terminate Lessee's license thereof without first providing 90 days' prior written notice to Lessor of any intended termination and providing Lessor the right to cure such breach by Lessee of its license as gave rise to such notice of intended termination. Supplier shall also agree to provide all software upgrades and modifications during the Applicable Term to Lessee, or Lessor or other subsequent licensee, on the same basis as offered to Supplier's other commercial customers. Lessee agrees that neither Supplier nor any salesperson or other employee or representative of Supplier is an agent of Lessor, nor is any such person authorized to waive or alter any terms of this Master Agreement or any Lease.

              6.        ADJUSTMENTS. The Total Cost and Rent payment set forth
                   in each Schedule are estimates, and if the final invoice from the Supplier specifies a Total Cost (including delivery, installation, taxes and other charges) that is more or less than such estimated Total Cost, Lessee hereby authorizes Lessor to adjust accordingly the Total Cost and Rent payment on the applicable Schedule. All references in this Agreement and in any Schedule to Total Cost and Rent payment shall mean the estimates thereof specified in the applicable Schedule, as adjusted pursuant to this Section 6.

              7.        EQUIPMENT RETURN REQUIREMENTS. On or before the
                   termination of a Lease, Lessee shall pack the Equipment in accordance with the manufacturer's guidelines and deliver such Equipment (along with all operating manuals) to Lessor at any destination within the continental

                   United States designated by Lessor. All dismantling, packaging, transportation, in-transit insurance and shipping charges shall be borne by Lessee. All Equipment shall be returned to Lessor in the same condition and working order as when delivered to Lessee, reasonable wear and tear excepted, and shall be certifiable for maintenance by the manufacturer at its standard rates.

              8.        EQUIPMENT USE AND MAINTENANCE. Lessee is solely
                   responsible for the selection, installation, operation and maintenance of the Equipment and all costs related thereto, including shipping charges. Lessee shall at all times operate and maintain the Equipment in good operating order, repair, condition and appearance, normal wear and tear excepted, and in accordance with its manufacturer's specifications and recommendations. On reasonable prior notice to Lessee, Lessor and Lessor's agents shall have the right, during Lessee's business hours, to enter the premises where the Equipment is located for the purpose of inspecting the Equipment and observing its use. Lessee shall, at its expense, affix and maintain in a prominent position on each item of Equipment any tags or identifying labels provided by Lessor to indicate Lessor's ownership of the Equipment. Lessee shall, at its expense, enter into, maintain and enforce at all times a maintenance agreement to service and maintain the Equipment, upon terms and with a provider acceptable to Lessor.

              9.        EQUIPMENT OWNERSHIP; ATTACHMENTS; LOCATION. Lessor is
                   the sole owner of the Equipment and has sole title thereto. Lessee covenants that it will not pledge or encumber the Equipment or Lessor's interest in the Equipment in any manner whatsoever nor permit any liens to be attached thereto. Lessee shall not make any representation to any third-party inconsistent with Lessor's sole ownership of the Equipment. The Equipment shall remain Lessor's personal property whether or not affixed to realty and shall not become or be made to become a part of any real property on which it is placed without Lessor's prior written consent. All additions, attachments and accessories placed on the Equipment or repairs made to the Equipment become a part thereof and Lessor's property. Lessee shall maintain the Equipment so that it may be removed from any building in which it is placed without damage thereto. The Equipment will be located at the Equipment Location, and Lessee shall not move it and shall not permit it to be moved without the prior written consent of Lessor, provided that in the event Lessee intends to move the Equipment Location to another Equipment Location, Lessee shall provide Lessor thirty (30) days prior notice of where such Equipment is to be moved and shall execute such

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                   documents as Lessor requires to enable Lessor to maintain
                   continued perfection of its interests in the Equipment.

              10.       INSURANCE. Lessee agrees to keep the Equipment insured
                   at Lessee's expense against all risks of loss, including theft or damage from any cause whatsoever. Lessee agrees that such insurance shall name Lessor as a loss payee, with a full waiver of warranties (Form BFU-438 or comparable) and provide coverage not less than the greater of the Stipulated Loss Value of the Equipment and the then-current fair market value of the Equipment. Lessee also agrees that it shall carry public liability insurance in an amount consistent with prudent business practices and customary to Lessee's industry. Each policy shall provide that the insurance cannot be canceled without at least thirty (30) days prior written notice to Lessor. Upon request by Lessor, Lessee agrees to furnish proof of insurance coverage, including a certificate of insurance and a copy of the policy. If Lessee fails to provide Lessor with such evidence, then Lessor will have the right, but not the obligation, to have such insurance protecting Lessor placed at Lessee's expense. Lessee's expense shall include a full premium paid for such insurance and any customary charges, costs or fees of Lessor. Lessee agrees to pay such amounts in equal installments allocated to each Rent payment (plus interest on such amounts at the lesser of 1.5% per month or the maximum rate allowable under applicable law). Lessee hereby appoints Lessor as its attorney-in-fact to make any claim, receive payment or execute or endorse all documents, checks or drafts for loss or damage or return of any premium under such insurance and to apply any such amounts to satisfy Lessee's obligations under this Master Agreement or any Lease.

              11.       RISK OF LOSS. In the event of any Casualty, on the next
                   Rent payment date Lessee shall pay Lessor the Stipulated Loss Value. Upon Lessor's full receipt of such Stipulated Loss Value, the applicable Schedule shall terminate, and except as provided in Section 21, Lessee shall be relieved of all obligations under the applicable Schedule, and Lessor shall transfer all its interest in the Equipment to Lessee "AS IS, WHERE IS," and without any warranty, express or implied from Lessor, other than the absence of any liens or claims by, through, or under Lessor. In the event of a partial destruction of or repairable damage to any Equipment, the Lease shall continue with respect to such Equipment and Lessee shall at its expense promptly cause such Equipment to be repaired to a condition acceptable to Lessor. There shall be no abatement of Rent in any such event. Lessee shall immediately notify Lessor of any Casualty or partial destruction or damage to any Equipment.

              12.       TAXES. On behalf of Lessee Lessor shall file and pay all
                   Impositions now or hereafter imposed or assessed by any foreign, federal, state or local government upon the purchase, ownership, delivery, installation, leasing, rental, use or sale of the Equipment, or the Rent or other charges payable hereunder, whether assessed on Lessor or Lessee. As additional Rent, Lessee shall reimburse Lessor for all Impositions, together with any penalties or interest in connection therewith attributable to Lessee's acts or failure to act, excepting only any Imposition on or measured by the net income of Lessor.

              13.       INDEMNITY. Lessee shall indemnify, defend and hold
                   harmless Lessor, its agents and assignees, from and against any and all Claims, arising, directly or indirectly, out of or connected with any matter involving this Master Agreement, the Equipment or any Lease, including but not limited to: (a) the selection, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment; (b) any breach by Lessee of any representation, warranty or covenant hereunder or any other Transaction Document; (c) any latent defects or other defects in any Equipment, whether or not discoverable by Lessor or by Lessee; (d) any patent, trademark or copyright infringement; and (e) the condition of any Equipment arising or existing during Lessee's use. Notwithstanding the foregoing, Lessee shall have no indemnity obligation with respect to any Claims which arise solely out of the gross negligence or willful misconduct of Lessor.

              14.       DISCLAIMER OF WARRANTIES AND LESSEE WAIVERS. LESSEE
                   LEASES THE EQUIPMENT FROM LESSOR "AS IS" AND "WHERE IS." LESSEE HEREBY AGREES THAT: EXCEPT AS TO QUIET ENJOYMENT, LESSOR MAKES ABSOLUTELY NO WARRANTIES, EXPRESS OR IMPLIED TO LESSEE; LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE OF ANY EQUIPMENT OR ANY DELAY IN ITS DELIVERY OR INSTALLATION OR ANY BREACH OF ANY WARRANTY THAT SELLER MAY HAVE MADE; LESSEE HAS SELECTED ALL EQUIPMENT WITHOUT LESSOR'S ASSISTANCE; LESSOR IS NOT A MANUFACTURER OF ANY OF THE EQUIPMENT; LESSOR SHALL HAVE NO LIABILITY TO LESSEE, LESSEE'S CUSTOMERS, OR ANY THIRD PARTIES FOR ANY DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY SCHEDULE OR CONCERNING ANY EQUIPMENT, OR FOR ANY DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR'S NEGLIGENCE; LESSEE'S SOLE RECOURSE FOR

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                   ANY AND ALL CLAIMS AND WARRANTIES RELATING TO THE EQUIPMENT
                   SHALL BE AGAINST SELLER. Lessor hereby assigns to Lessee for the Applicable Term the right to enforce, provided that no Default then exists under this Master Agreement or any Lease and such enforcement is pursued in Lessee's name, any representations, warranties and agreements made by the Supplier pursuant to the Purchase Documents, and Lessee may retain any recovery resulting from any such enforcement efforts. LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A (CALIFORNIA COMMERCIAL CODE DIVISION 10) OF THE UNIFORM COMMERCIAL CODE (INCLUDING LESSEE'S RIGHTS, CLAIMS AND DEFENSES UNDER UCC ARTICLE 2A SECTIONS 508-522) AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE THAT MAY LIMIT OR MODIFY LESSOR'S RIGHTS AS DESCRIBED IN THIS SECTION OR OTHER SECTIONS OF THIS MASTER AGREEMENT.

              15.       LESSEE WARRANTIES. Lessee represents, warrants and
                   covenants to Lessor that: (a) all equipment is leased for business purposes only and not for personal, family or household purposes; (b) Lessee is duly organized, validly existing and in good standing under applicable law; (c) Lessee has the power and authority to enter into the Transaction Documents; (d) the Transaction Documents are enforceable against Lessee in accordance with their terms and do not violate or create a default under any instrument or agreement binding on Lessee; (e) there are no pending or threatened actions or proceedings before any court or administrative agency which could have a material adverse effect on Lessee or any Transaction Document, unless such actions are disclosed to Lessor and consented to in writing by Lessor; (f) Lessee shall comply in all material respects with all laws and regulations the violation of which could have a material adverse effect upon the Equipment or Lessee's performance of its obligations under any Transaction Document; (g) each Transaction Document shall be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws, and shall raise no presumption of fraud; (h) financial statements and other related information furnished by Lessee shall be prepared in accordance with generally accepted accounting principles and shall fairly present Lessee's financial position as of the dates given on such statements; (i) Lessee shall furnish Lessor with its financial statements certified by an officer of Lessee on a monthly basis (on a quarterly basis if Lessee shall consummate an initial public offering of its common stock) within thirty (30) days of the end of each month (after the end of each quarter if such initial public offering occurs), and audited financial statements on an annual basis within 90 days of the end of each fiscal year, opinions of counsel, resolutions, and such other information and documents as Lessor may reasonably request; and (j) all Equipment is tangible personal property and shall not become a fixture or real property under Lessee's use thereof. Lessee shall be deemed to have reaffirmed the foregoing warranties each time it executes any Transaction Document.

              16.       DEFAULT. Any of the following shall constitute a Default
                   under this Master Agreement and all Leases: (a) Lessee fails to pay any Rent payment or any other amount payable to Lessor hereunder when due; or (b) Lessee commits a material default under or a material breach of any of the other terms and conditions of any Material Agreement; or (c) any material representation or warranty made by Lessee in a Material Agreement proves to be incorrect in any material respect when made or reaffirmed; or (d) Lessee becomes insolvent or fails generally to pay its debts as they become due; or (e) the Equipment is levied against, seized or attached and the same is not bonded against, released or stayed within ten days; or
                   (f) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary; or (g) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency or receivership law is filed by or against Lessee or Lessee takes any action to authorize any of the foregoing matters and, if filed against Lessee, is not dismissed within 30 days; or (h) any letter of credit, guaranty, surety bond or like instrument issued in support of a Lease is revoked, breached, canceled or terminated; or (i) any guarantor, surety or like third-party obligor under this Master Agreement fails to fulfill any of the obligations of Lessor which it agreed to perform; or (j) any breach or default occurs under any of the Loan Documents; or (k) Lessee shall fail to maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least
                   2.0 to 1.0.

              17.       REMEDIES. If a Default occurs, Lessor may, in its sole
                   discretion, exercise one or more of the following remedies:
                   (a) terminate this Master Agreement or any Lease; or (b) take possession of, or render unusable, any Equipment wherever the Equipment may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such action, and no such action shall constitute a termination of any Lease; or
                   (c) require Lessee to deliver the Equipment to a location specified by Lessor; or (d) declare the Stipulated Loss Value for any or all Leases to be due and payable as liquidated damages for loss of a bargain and not as a penalty and in lieu of any further Rent payments under the applicable Lease or Leases; or (e) proceed by court action to enforce performance by Lessee of any Lease and/or to recover all damages and expenses incurred by Lessor by reason of any Default; or (f) terminate any other agreement that Lessor may have with Lessee; or (g) exercise any other right or remedy available to Lessor at law or in equity. Any Rent not received on or before the due date shall bear interest at the lesser of 1.5% per month or the highest interest rate legally permissible. Lessee shall pay Lessor all costs and expenses that Lessor may incur to maintain, safeguard or preserve the Equipment, and other expenses incurred by Lessor in enforcing any of the terms, conditions or provisions of this Agreement (including reasonable legal fees and collection agency costs). Upon repossession or surrender of any Equipment, Lessor shall lease, sell or otherwise dispose of the Equipment in compliance with applicable law and apply the net proceeds thereof (after deducting all expenses, including reasonable legal fees and costs, incurred in connection therewith) to the amounts owed to Lessor hereunder; provided, however, that Lessee shall remain liable to Lessor for any deficiency that remains after any sale or lease of such Equipment. These remedies are cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

              18.       PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee fails to
                   perform any of its obligations hereunder, Lessor may perform any act or make any payment that Lessor deems reasonably necessary for the maintenance and preservation of the Equipment and Lessor's interests therein; provided that the performance of any act or payment by Lessor shall not be deemed a waiver of, or release Lessee from, the obligation at issue. All sums so paid by Lessor, together with expenses (including reasonable legal fees and costs) incurred by Lessor in connection therewith, shall be considered Rent hereunder, will bear interest at the lesser of 1.5% per month or the highest interest rate legally permissible, and shall be, without demand, immediately due and payable to Lessor by Lessee.

              19.       ASSIGNMENT. Lessor may assign, pledge, transfer,
                   mortgage or otherwise convey any of its interest in this Master Agreement, any Lease, Schedule or Equipment, in whole or in part, without notice to or the consent of Lessee. If any Lease is assigned, Lessee shall: (a) unless otherwise specified by Lessor and Assignee, pay all amounts due under the applicable Lease to such Assignee, notwithstanding any defense, setoff or counterclaim whatsoever that Lessee may have against Lessor or Assignee, all of which are hereby waived by Lessee as to any Assignee; (b) not require the Assignee to perform any obligations of

                   Lessor, other than those that are expressly assumed in writing by such Assignee; and (c) execute such acknowledgments thereto as may be requested by Lessor. It is further agreed that: (x) each Assignee shall be entitled to all of Lessor's rights, powers and privileges under the applicable Lease, to the extent assigned; (y) any Assignee may reassign its rights and interests under the applicable Lease with the same force and effect as the assignment described herein; and (z) any payments received by the Assignee from Lessee with respect to the assigned Lease shall, to the extent thereof, discharge the obligations of Lessee to Lessor with respect to the assigned Lease. Lessee acknowledges that any assignment or transfer by Lessor or any Assignee will not materially change Lessee's obligations under the assigned Lease. Without Lessor's prior written consent, Lessee shall not assign this Master Agreement or any Lease or assign its rights in or sublet the Equipment or any interest therein.

              20.       FURTHER ASSURANCES. Lessee shall promptly execute and
                   deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Master Agreement and any Lease, including executing and delivering any and all financing statements which Lessor may request. Upon demand, Lessee will promptly reimburse Lessor for any filing or recording fees or expenses (including reasonable legal fees and costs) incurred by Lessor in perfecting or protecting its interests in the Equipment.

              21.       SURVIVAL. All representations, warranties and covenants
                   made by Lessee hereunder shall survive the termination of this Agreement and shall remain in full force and effect. All of Lessor's rights, privileges and indemnities, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive such termination and be enforceable by Lessor and Lessor's successors and assigns.

              22.       WAIVER OF JURY TRIAL.  LESSEE AND LESSOR HEREBY
                   EXPRESSLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY LESSOR OR LESSEE IN CONNECTION WITH THIS MASTER LEASE OR ANY LEASE OR SCHEDULE.

              23.       CAPTIONS; COUNTERPARTS; LESSOR'S AFFILIATES. The
                   captions contained in this Agreement are for convenience only and shall not affect the interpretation of this Master Agreement. Only the Original shall be marked "Original," and all other counterparts of the Schedule shall be marked as, and shall be, duplicates. To the extent that any Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in the applicable jurisdiction), no security interest in such Schedule may be created through the transfer or possession of any counterpart other than the Original.

              24.       MISCELLANEOUS. This Master Agreement and each Lease
                   hereunder shall be governed by the internal laws (as opposed to conflicts of law provisions) of the state of California. If any provision of this Master Agreement or any Schedule shall be prohibited by or invalid under any law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Agreement or any Lease. Lessor and Lessee consent to the jurisdiction of any local, state or federal court located within the County of Santa Clara, State of California, and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court. This Agreement and the other Transaction Documents constitute the entire agreement between Lessor and Lessee relating to the leasing of the Equipment, and supersede all prior agreements relating thereto, whether written or oral, and may not be amended or modified except in a writing signed by the parties hereto. Any failure of Lessor to require strict performance by Lessee, or any written waiver by Lessor of any provision hereof, shall not constitute consent or waiver of any other breach of the same or any other provision hereof.

              IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS MASTER AGREEMENT AS OF THE DATE SPECIFIED.

LESSEE                              LESSOR

BREAKAWAY SOLUTIONS INC.                  SILICON VALLEY BANK



By: /s/ Kevin Comerford             By: /s/ Doug Marshall
   ---------------------------         -----------------------

Title: Chief Financial Officer      Title: Vice President
      ------------------------            --------------------

                       SCHEDULE TO MASTER LEASE AGREEMENT

SCHEDULE NUMBER
                ------

              Silicon Valley Bank ("Lessor") and Breakaway Solutions Inc. ("Lessee") are entering into this Schedule Number ____ as of __________, 1999, in reference and as parties to that certain Master Lease Agreement, Lease Number __________ (the "Master Agreement"). This Schedule and the Master Agreement together comprise a separate Lease between the parties. The terms and conditions of the Master Agreement are hereby incorporated by reference into this Schedule. All initially-capitalized terms not defined in this Schedule shall have the meanings assigned to them in the Master Agreement. In the event of any conflict between the terms of the Master Agreement and this Schedule, the provisions of this Schedule shall govern.

              1.        LEASE OF EQUIPMENT. Lessor agrees to lease to Lessee and
                   Lessee agrees to lease from Lessor the Equipment set forth in this Schedule. This Lease will be governed by the Master Agreement and this Schedule.

              2.        EQUIPMENT DESCRIPTION. Computer equipment, printers,
                   servers and/or software which are acceptable to Lessor.

              3.        Schedule Commitment Amount. $4,000,000, $2,000,000 of
                   which is currently available to Lessee, the other $2,000,000 of which shall be available to Lessee only upon the consummation by Lessee of an initial public offering of the stock of Lessee or the receipt by Lessee of not less than $10,000,000 of new equity funds.

              4.        INITIAL TERM. The Initial Term shall commence on the
                   first payment date ("First Payment Date") which shall be the earlier of (i) the first day of a calendar month following the month in which the Lessee has fully utilized the Schedule Commitment Amount, provided that if Lessee delivers an Acceptance certificate on the first day of a calendar month and such Acceptance Certificate results in full utilization of the Schedule Commitment Amount, that date shall be deemed such first day of a calendar month or (ii) in any event no later than the Cut-off Date. The Initial Term for software leased under this Schedule shall be 36 months and the Initial Term for all other Equipment leased under this Schedule shall be 36 months.

              5.        INTERIM RENT. Lessee shall pay to Lessor on the first
                   day of each calendar month, in arrears, Interim Rent payments for each day during the period from and including the Acceptance Date through and including the last day of the calendar month prior to the First Payment

                   Date. For purposes of this Schedule, "Interim Rent" shall be an amount accruing on a daily basis equal to 0.0330% of the amount drawn under this Schedule (as set forth in the applicable Equipment Annex __).

              6.        RENT PAYMENTS. Lessee shall pay Lessor, in advance, on
                   the first day of each month the Rent payment for the Initial Term. The first monthly Rent payment shall be due on the First Payment Date. For purposes of this Schedule, (i) the applicable monthly Rent payment for software financed under this Schedule shall be _____% of the aggregate cost of such software leased under the Equipment Annexes and (ii) the applicable monthly Rent payment for all other Equipment leased under this Schedule shall be _____% of the aggregate cost of such Equipment financed under the Equipment Annexes. Lessor's obligation to purchase and lease the Equipment is subject to the Acceptance Date being on or before the Cut-Off Date set forth in this Schedule.

              7.        CUT-OFF DATE.  December 30, 1999.

              8.        END OF TERM PAYMENT. See Rider 1 for provisions
                   regarding payment at the end of the term of this Lease.

              9.        PURCHASE, RENEWAL AND RETURN. See Rider 1 for provisions
                   regarding purchase, renewal and return of the Equipment.

              10.       STIPULATED LOSS VALUE. See Rider 1 for provisions
                   regarding the Stipulated Loss Value of the Equipment.

              11.       COUNTERPARTS; ONE ORIGINAL; CHATTEL PAPER SECURITY
                   INTEREST. Only the Original, including Rider 1 attached hereto and incorporated herein by reference, shall be marked "Original," and all other counterparts hereof shall be marked as, and shall be, duplicates. To the extent that this Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in the applicable jurisdiction), no security interest in this Schedule may be created through the transfer or possession of any counterpart other than the Original.

              IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS SCHEDULE AS OF THE DATE SPECIFIED.

LESSEE                              LESSOR

BREAKAWAY SOLUTIONS INC.                 SILICON VALLEY BANK

By:                                 By:
   ------------------------            -------------------------
Title:                              Title:
      ---------------------               ----------------------

                               EQUIPMENT ANNEX __

              This Equipment Annex ___to Schedule Number ___________ (the "Schedule") to the Master Lease Agreement between Silicon Valley Bank ("Lessor") and Breakaway Solutions Inc. ("Lessee") is attached to and made part of the Schedule.

              1.       Total Cost. The Equipment acquisition cost including
                   such shipping, delivery, installation and other charges as Lessor shall have approved: $_________________.